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                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 APPLICON, INC.

                        ELCOTEL ACQUISITION CORPORATION.

                                       and

                                  ELCOTEL, INC.

                              ELCOTEL DIRECT, INC.

                         TECHNOLOGY SERVICE GROUP, INC.

                    INTERNATIONAL SERVICE TECHNOLOGIES, INC.

                          Dated as of December 14, 2001

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1. PURCHASE AND SALE OF ASSETS.......................................  2

      SECTION 1.01   Acquired Assets.........................................  2
      SECTION 1.02   Excluded Assets.........................................  3
      SECTION 1.03   Cure and Reinstatement..................................  3
      SECTION 1.04   Assumed Liabilities.....................................  3
      SECTION 1.05   Excluded Liabilities....................................  4
      SECTION 1.06   Purchase Price..........................................  5

ARTICLE 2. THE CLOSING.......................................................  5

      SECTION 2.01   Closing.................................................  5
      SECTION 2.02   Deliveries at Closing...................................  6
      SECTION 2.03   Purchase Price Adjustments..............................  7
      SECTION 2.04   Further Assurances......................................  9

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................  9

      SECTION 3.01   Organization, Qualification, Etc........................  9
      SECTION 3.02   Authorization, Etc......................................  9
      SECTION 3.03   No Violation............................................ 10
      SECTION 3.04   Title to Properties..................................... 10
      SECTION 3.05   Brokers................................................. 11
      SECTION 3.06   Material Contracts...................................... 11
      SECTION 3.07   Intellectual Property................................... 12
      SECTION 3.08   Consents and Approvals of Governmental Authorities...... 12
      SECTION 3.09   Third Party Consents.................................... 13
      SECTION 3.10   Absence of Certain Changes.............................. 13
      SECTION 3.11   Litigation and Proceedings.............................. 14
      SECTION 3.12   Compliance with Laws and Court Orders................... 14
      SECTION 3.13   Inventory............................................... 14
      SECTION 3.14   Receivables............................................. 14
      SECTION 3.15   Environmental Compliance................................ 14
      SECTION 3.16   Conduct of Activities................................... 15
      SECTION 3.17   Customers and Suppliers................................. 15
      SECTION 3.18   Personnel............................................... 15
      SECTION 3.19   Condition and Sufficiency of the Equipment.............. 15
      SECTION 3.20   Financial Statements.................................... 15
      SECTION 3.21   Labor Relations......................................... 16
      SECTION 3.22   Tax Matters............................................. 16
      SECTION 3.23   Disclosure Statement.................................... 18
      SECTION 3.24   Periodic Reports........................................ 18

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................... 18

      SECTION 4.01   Organization............................................ 18
      SECTION 4.02   Authority Relative to this Agreement.................... 18
      SECTION 4.03   Consents and Approvals.................................. 18

                                       i


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      SECTION 4.04   No Violation............................................ 19
      SECTION 4.05   Brokers................................................. 19

ARTICLE 5. COVENANTS......................................................... 19

      SECTION 5.01   Access and Information.................................. 19
      SECTION 5.02   Confidentiality......................................... 19
      SECTION 5.03   Additional Matters...................................... 20
      SECTION 5.04   [Intentionally Omitted]................................. 20
      SECTION 5.05   Employees and Benefit Programs.......................... 20
      SECTION 5.06   Public Announcements.................................... 24
      SECTION 5.07   Conduct of the Business................................. 24
      SECTION 5.08   Notices of Certain Events............................... 25
      SECTION 5.09   Bankruptcy Court Entry  of Confirmation Order........... 26
      SECTION 5.10   Name Changes............................................ 26
      SECTION 5.11   Permits................................................. 26
      SECTION 5.12   Consents; Assignments................................... 26
      SECTION 5.13   Accounts Receivables.................................... 27
      SECTION 5.14   No-shop clause.......................................... 27
      SECTION 5.15   Disclosure Supplements.................................. 27
      SECTION 5.16   Tax Clearance........................................... 28
      SECTION 5.17   Post-Petition Retention Bonuses and Severance........... 28
      SECTION 5.18   Transition Period....................................... 28
      SECTION 5.19   Sarasota Property....................................... 30

ARTICLE 6. CONDITIONS PRECEDENT.............................................. 30

      SECTION 6.01   Conditions Precedent to Obligation of the Sellers
                       and the Purchaser..................................... 30
      SECTION 6.02   Conditions Precedent to Obligation of the Sellers....... 31
      SECTION 6.03   Conditions Precedent to Obligation of the Purchaser..... 31

ARTICLE 7. TERMINATION, AMENDMENT AND WAIVER................................. 33

      SECTION 7.01   Termination............................................. 33
      SECTION 7.02   Effect of Termination................................... 33

ARTICLE 8. GENERAL PROVISIONS................................................ 34

      SECTION 8.01   Survival of Representations, Warranties................. 34
      SECTION 8.02   Transfer Taxes.......................................... 34
      SECTION 8.03   Notices................................................. 34
      SECTION 8.04   Descriptive Headings; Certain Terms..................... 36
      SECTION 8.05   Entire Agreement, Assignment............................ 36
      SECTION 8.06   Governing Laws.......................................... 36
      SECTION 8.07   Expenses................................................ 37
      SECTION 8.08   Amendment............................................... 37
      SECTION 8.09   Waiver.................................................. 37
      SECTION 8.10   Counterparts; Effectiveness............................. 37
      SECTION 8.11   Severability; Validity; Parties of Interest............. 37

ARTICLE 9. DEFINITIONS....................................................... 37

      SECTION 9.01   Defined Terms........................................... 37


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ARTICLE 10. TAX MATTERS...................................................... 43

      SECTION 10.01  Transfer Taxes.......................................... 43
      SECTION 10.02  Allocation of Taxes Among Acquired Assets............... 43
      SECTION 10.03  Withholding Exemption................................... 44

EXHIBITS

Exhibit A - Bill of Sale
Exhibit B - Consent of Bank of America, N.A.
Exhibit C - Transition Budget


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


                            ASSET PURCHASE AGREEMENT

      THIS  ASSET  PURCHASE  AGREEMENT,  dated  as of  December  14,  2001  (the
"Agreement"), is made by and among Elcotel, Inc., a Delaware corporation, Elcotel Direct, Inc., a Delaware corporation, Technology Service Group, Inc., a Delaware corporation and International Service Technologies, Inc., a Delaware corporation (collectively the "Sellers"), Applicon, Inc., a Delaware corporation ("Applicon") and Elcotel Acquisition Corporation, a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 9 of this Agreement.

      WHEREAS, on January 22, 2001 (the "Petition Date"), Elcotel, Inc., Elcotel Direct, Inc. and Technology Service Group, Inc. (the "Debtors") sought relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") by filing cases entitled In re Elcotel, Inc., Elcotel Direct, Inc. and Technology Service Group, Inc., case nos. 01-01077-8C1, 01-01078-8C1 and 01-01079-8C1 (collectively, the "Chapter 11 Case") in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court");

      WHEREAS, the Debtors have proposed a First Amended Joint Plan of Reorganization of Elcotel, Inc. and its affiliated debtors, as corrected (the "Plan"), and, in accordance with Sections 1126 and 1129 of the Bankruptcy Code, have solicited from the holders of certain claims of the Sellers the approval of the Plan;

      WHEREAS, Article II of the Plan provides for the orderly liquidation of the assets of the Sellers upon the occurrence of a Liquidation Trigger Event (as defined therein);

      WHEREAS, the Debtors have advised Applicon and the Purchaser that a Liquidation Trigger Event, as defined in the Plan, has occurred;

      WHEREAS, the Purchaser desires to purchase substantially all of the assets of the Sellers and assume certain liabilities from the Sellers, and the Sellers desire to sell, convey, assign and transfer to the Purchaser, substantially all of its assets and properties together with certain obligations and liabilities related thereto, all in the manner and subject to the terms and conditions set forth herein;

      WHEREAS, Sellers intend that the transactions contemplated by this Agreement shall occur pursuant to the Plan, and consummation of the transactions contemplated by this Agreement shall be subject to the entry by the Bankruptcy Court of a final order, in form and substance acceptable to the Purchaser, confirming the Plan; and

      WHEREAS, to induce the Purchaser to enter into this Agreement, the Bank has consented to the transactions contemplated by this Agreement in the form attached hereto as Exhibit B.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                           PURCHASE AND SALE OF ASSETS

SECTION 1.01   Acquired Assets.

      (a) Assigned Assets. On the terms and subject to the conditions precedent set forth in this Agreement, the Sellers shall sell, assign, transfer, convey, and deliver (or cause to be sold, assigned, transferred, conveyed and delivered) to the Purchaser, and the Purchaser shall, and Applicon shall cause the Purchaser to, purchase and accept from the Sellers, at the Closing all of the Sellers' rights, title, and interests in, to and under all of the assets, property, rights and claims of the Sellers, other than assets, property, rights and claims set forth in Schedule 1.01(a) under the heading "Excluded Assets" (as amended pursuant to the terms of this Agreement from time to time prior to 12:00pm Los Angeles Time on December 27, 2001 (the "Schedule Approval Time"); provided that if the Sellers delay delivery of the -------- Disclosure Schedules beyond December 19, 2001 the Schedule Approval Time shall be delayed by the same amount), wherever located, real, personal or mixed, whether tangible or intangible (collectively, the "Assigned Assets"), including, without limitation, the following:

            (i) all Inventory existing as of 11:59, p.m. New York Time, on the date immediately preceding the Closing Date (the "Effective Time");

            (ii) all accounts and notes receivable of the Sellers existing as of the Effective Time ("Receivables");

            (iii) all furniture, fixtures and equipment and other fixed assets owned by the Sellers;

            (iv) to the extent permitted by applicable law to be transferred to the Purchaser, all Permits applicable primarily to the business of the Sellers (the "Business") and listed in Schedule 1.01(a)(iv);

            (v) originals or copies of all relevant books, records and other data and information of the Sellers, as such relates to its customers (including, without limitation, the Principal Clients), including, without limitation, books, records, materials, manuals, financial and accounting statements, sales and promotional materials and records, customer lists, supplier lists, mailing lists, distribution lists, business plans, demographic information, credit information, costs and pricing information, reference catalogs and other data and information relating to or used in connection with the conduct of the Business;

            (vi) all prepaid expenses, rents and credits and all security deposits paid by the Sellers with respect to the Acquired Assets (collectively, the "Prepaids");

            (vii) all monies contained in the Transition Account; and


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            (viii) all guarantees, warranties and indemnities and similar rights in favor of the Sellers with respect to any of the Acquired Assets;

provided that the Assigned Assets shall not include (i) any executory contracts or unexpired leases, which are dealt with exclusively in Section 1.01(b), or
(ii) Excluded Assets as provided in Section 1.02.

            (b) Assumed Rights. At the Closing the Sellers shall assume and assign (or cause to be assigned) to the Purchaser, and the Purchaser shall, and Applicon shall cause the Purchaser to, accept from the Sellers, all of the Sellers' rights under and title and interest in all of Sellers' executory contracts and unexpired leases listed on Schedule 1.01(b) (as amended by Purchaser at any time prior to the Schedule Approval Time and, with respect to executory contracts entered into by the Sellers after the Schedule Approval Time, as amended by the Purchaser to add any or all of such executory contracts at any time prior to the Closing) (collectively, the "Assumed Rights"). Any other executory contracts or leases not included as Assumed Rights are referred to herein as the "Excluded Contracts."

            (c) Intellectual Property Rights. The Sellers shall assign (or cause to be assigned) to the Purchaser, and the Purchaser shall, and Applicon shall cause the Purchaser to, accept and assume from the Sellers, all of Sellers' rights, title and interest in, to and under all Intellectual Property other than the Intellectual Property listed in Schedule 1.01(c) (such assigned and assumed Intellectual Property being the "Acquired Intellectual Property").

      SECTION 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchaser expressly understands and agrees that (a) the assets and properties of the Sellers listed on Schedule 1.01(a) under the heading "Excluded Assets" (as amended from time to time by Purchaser prior to Closing) and (b) the Excluded Contracts (collectively, the "Excluded Assets") shall be excluded from the Acquired Assets.

      SECTION 1.03 Cure and Reinstatement. The Purchaser shall take all commercially reasonable steps, including paying all costs ordered by the Bankruptcy court with respect to the Assumed Rights (the "Cure Costs") at the Closing or at such later date as approved by the Bankruptcy Court. Attached as
Schedule 1.03 is the Sellers good faith estimate of the Cure Costs as of the Closing Date. In the event the Cure Costs ordered by the Bankruptcy Court with respect to any executory contract or unexpired lease included in the Assumed Rights exceeds the amount set forth with respect to such executory contract or unexpired lease on Schedule 1.03, the Purchaser in its sole discretion may choose to reject such executory contract or unexpired lease, in which case such executory contract or unexpired lease shall not be included in the Assumed Rights for all purposes hereunder.

      SECTION 1.04 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall, and Applicon shall cause the Purchaser to, assume from the Sellers and thereafter pay, perform or discharge when due (or cause to be paid, performed or discharged when due) in accordance with their terms all of Sellers' liabilities and obligations arising or otherwise relating to any period on or after the


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Closing Date under the executory  contracts and unexpired leases included in the
Assumed Rights, the Permits included in the Assigned Assets, the accrued liabilities with respect to the Transferred Employees and the other liabilities expressly set forth on Schedule 1.04 under the heading "Assumed Liabilities."
The  liabilities  set  forth  on  Schedule  1.04  under  the  heading   "Assumed
Liabilities" shall be assumed by the Purchaser only as to the specific categories of liabilities expressly set forth on Schedule 1.04. The liabilities to be assumed pursuant to this Section 1.04 and the Cure Costs shall be referred to herein as the "Assumed Liabilities."

      SECTION 1.05 Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing or commitment (written or oral) to the contrary, the Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Sellers (or any predecessors of the Sellers or any prior owners of all or part of their businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Notwithstanding anything to the contrary in Section 1.04, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

            (a) any liability or obligation under any Environmental Laws arising or accruing prior to the Closing Date;

            (b) any liability or obligation arising or accruing prior to the Closing related to employees of Sellers, including, without limitation,
      (i) any COBRA obligations with respect to any employees of Sellers who are not Transferred Employees, and (ii) retention bonuses for any of Sellers' employees other than the Transferred Employees (the "Retention Bonuses") and vacation and severance obligations for any of Sellers' employees other than the Transferred Employees;

            (c) any liability or obligation for Designated Chapter 11 Costs and any contracts related thereto;

            (d) any liability or obligation for indebtedness for borrowed money or evidenced by bonds or notes (including accrued interest and fees with respect thereto);

            (e) other than tangible personal property taxes owed with respect to the Acquired Assets in the amount set forth on Schedule 1.04 under the heading "Personal Property Tax Liens", any Taxes for which the Sellers are liable pursuant to Section 8.02 and Article 10, Taxes for which the Sellers are liable pursuant to any other provision of this Agreement and Taxes for which the Sellers are otherwise liable and which have not been explicitly assumed by the Purchaser pursuant to this Agreement;

            (f) any liability or obligation relating to an Excluded Asset; and

            (g) any liability or obligation under any Employee Plan or Benefit Arrangement.



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

      The foregoing list of Excluded Liabilities is illustrative only and in no way shall be deemed to limit the scope of the first two sentences of this
Section 1.05.

SECTION 1.06   Purchase Price.

            (a) In consideration for the Acquired Assets, in addition to the assumption or payment by the Purchaser of the Assumed Liabilities, the Purchaser shall pay in cash at Closing by wire transfer in an amount equal to $1,400,000, as adjusted by Section 2.03 hereof (the "Purchase Price"), less the lower of (i) 20% of the Purchase Price (as adjusted pursuant to Section 2.03(b) and (ii) $280,000, which the Purchaser shall deliver to Carlton Fields, its special Florida counsel, to be held in escrow pending determination of the Final Purchase Price Adjustment (the "Adjustment Hold-Back"), which amount shall be paid by the Purchaser on behalf of the Sellers to the Debtors' professionals, an escrow established for the benefit of the unsecured creditors and the Bank in accordance with Exhibit D attached hereto.

            (b) The Purchase Price (plus Assumed Liabilities to the extent properly taken into account under the Code and the Treasury Regulations promulgated thereunder), shall be allocated among the Acquired Assets in accordance with Schedule 1.06(b) (the "Allocation"), which will be delivered by the Purchaser no later than 2 business days prior to the Measurement Date and will be subject to Sellers' reasonable approval. If there is a Final Purchase Price Adjustment, the Allocation will be revised and the Purchaser will deliver a revised Schedule 1.06(b) within 2 business days after the determination of the Final Purchase Price Adjustment which will be subject to Sellers' reasonable approval. Sellers and Purchaser agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Form 8594 and supplemental Form 8579 as may be required with their United States federal income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax. Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

                                   ARTICLE 2.
                                   THE CLOSING

      SECTION 2.01 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602 at 10:00 a.m. (Florida time) (a) within one Business Day after the conditions set forth in
Article 6 shall have been satisfied or waived (other than conditions with respect to actions the parties will take at the Closing itself) or (b) at such other time, date and place as shall be fixed by agreement among the parties (the date of the Closing being herein referred to as the "Closing Date"), but in no event will the Closing occur later than 5:00 p.m. (Florida Time) on January 12, 2002 without the written consent of the Bank.



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SECTION 2.02   Deliveries at Closing.

            (a) At the Closing, the Sellers shall deliver to the Purchaser:

                  (i) such  deeds,  bills of sale,  assignments  of  leases  and contracts, and any other instruments of conveyance (collectively, the "Conveyance Documents") that, in the reasonable judgment of Purchaser, are reasonable and necessary to effectively vest in Purchaser good, valid and marketable title to the Acquired Assets intended to be granted hereby;

                  (ii) a duly executed bill of sale,  assignment  and assumption with respect to the Acquired Assets and the Assumed Liabilities (the "Bill of Sale"), substantially in the form attached hereto as Exhibit A, transferring the Acquired Assets to the Purchaser free and clear of any and all Liens (other than Permitted Exceptions);

                  (iii) duly  executed  copies of the  consents  referred  to in
            Sections 3.08 and 3.09;

                  (iv)  such  other  duly  executed  instruments  as are  deemed
            necessary  or   appropriate  by  the  Purchaser  to  effectuate  the
            assignment of the Acquired Assets by the Sellers; and

                  (v) such  other  customary  (for  transactions  of this  kind)
            closing documents, instruments or certificates required to be delivered as a condition precedent to the Purchaser's obligations under this Agreement.

            (b) At the Closing, the Purchaser shall, and Applicon shall cause the Purchaser to, deliver to the Sellers:

                  (i) the Bill of Sale, duly executed by the Purchaser;

                  (ii) such other duly executed instruments as are deemed necessary or appropriate by the Sellers to effectuate the assumption of the Assumed Liabilities by the Purchaser; and

                  (iii) such other customary closing  documents,  instruments or certificates required to be delivered as a condition precedent to the Sellers' obligations under this Agreement.

            (c) At the Closing, the Purchaser shall, and Applicon shall cause the Purchaser to, deliver on behalf of the Sellers the Purchase Price in accordance with Exhibit D, less the Adjustment Hold-Back (which shall be delivered to Carlton Fields at the Closing).

SECTION 2.03   Purchase Price Adjustments.

            (a) Five (5) business days prior to the Measurement Date (the "Closing Payment Statement Date"), the Sellers will deliver to the Purchaser a statement (the "Closing Payment Statement"), certified by an appropriate senior executive officer of the Sellers, setting forth Sellers' good faith estimate, as of the Measurement Date of (i) the components, aging and value of, and a brief description of, all Receivables which arose in the ordinary course of the Sellers' business and which are less than ninety days past due ("Ordinary Course Receivables"), (ii) a substantially complete list of and the book value of all Inventory, (iii) the book value of all liabilities relating to warranties and reserves therefore ("Warranties"), (iv) the amount of all customer refunds and advances, customer prepayments or other amounts received by the Sellers with respect to which goods have not been delivered or services have not been performed or with respect to which the liabilities associated therewith have not otherwise been satisfied ("Deferred Revenues"), (v) a substantially complete list of and the book value of all furniture, fixtures and equipment of the Sellers (the "Fixed Assets"), and (vi) an updated list of the book value of the categories of Assumed Liabilities set forth on Schedule 1.04. The Sellers will prepare the Closing Payment Statement in accordance with this Agreement and in accordance with and following GAAP. "Excess Liabilities" shall mean the amount by which the book value of the amounts of any of accounts payable, employee liabilities related to the Transferred Employees (including, without limitation, wages, bonuses, retention bonuses, accrued vacation and employee advances), international commissions, and capital lease payables, each set forth in the Closing Payment Statement exceeds the corresponding amounts for such categories set forth on Schedule 1.04.

            (b) The Purchase Price will be adjusted as follows, using the amounts set forth on the Closing Payment Statement:

                  (i) the  Purchase  Price shall be reduced by the amount of the
            Deferred Revenues; reduced by the amount of Excess Liabilities; reduced by one half of the amount by which (A) (1) Ordinary Course Receivables minus (2) one half of the Warranties are less than (B) $638,277 as of the Measurement Date; and increased by one half of the amount by which (X) (1) Ordinary Course Receivables minus (2) one half of the Warranties are (Y) greater than $638,277 as of the Measurement Date; provided that the Purchase Price shall be reduced by the full amount of any -------- reduction in Ordinary Course Receivables from Bell Atlantic Network Services, Inc. that does not result in an equal reduction in the accounts payable to Bell Atlantic Network Services, Inc.; and

                  (ii) the  Purchase  Price  shall be reduced by one half of the amount by which the book value of the Inventory is less than $3,945,252 as of the

            Measurement Date and increased by one half of the amount by which the book value of the Inventory is greater than $3,945,252 as of the Measurement Date.

            (c) Purchaser shall have the right to review the books and records of the Business for a period of thirty (30) days after Closing (or such reasonable extension thereof as approved by Sellers and the Bank, such approval not to be unreasonably withheld) to verify and confirm the accuracy thereof, and the Purchaser shall provide to the Sellers and the Bank reasonable access to such books and records (during normal business hours of the Purchaser) during such thirty (30) day period or approved extension thereof to verify and confirm the accuracy thereof and to otherwise wind up the debtors' affairs. If, after such review, Purchaser agrees with the Closing Payment Statement, Purchaser shall promptly (and in any event within thirty (30) days after Closing or approved extension thereof) notify Sellers of its agreement. If, after such review, Purchaser objects in good faith to the Closing Payment Statement on commercially reasonable grounds, Purchaser shall promptly (and in any event within thirty (30) days after Closing or approved extension thereof) provide Sellers with a statement indicating the basis for its objections, and Purchaser and Sellers shall meet and confer in an effort to resolve such disagreement in good faith. If the Purchaser fails to provide the Sellers, within such thirty (30) day period (or such other extended period), with such statement of objection, then the Purchaser shall be deemed to have agreed with the Closing Payment Statement, in which event the Purchase Price, as adjusted in accordance with Section 2.03 hereof, shall be final and binding on the parties hereto.

            (d) In the event Purchaser and Sellers are unable to resolve a disagreement with respect to the Closing Payment Statement within thirty
      (30) days following the date of Purchaser's objection to the Closing Payment Statement (or such longer period as Purchaser, the Sellers and the Bank may agree), the Ordinary Course Receivables, Warranties, Deferred Revenues, Excess Liabilities and Inventory as of the Measurement Date as of the Closing Date shall be determined by an independent firm of certified public accountants mutually agreeable to Purchaser and Sellers (the "Accountants"). If issues in dispute are submitted to the Accountants for resolution, (i) each party shall furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and shall be afforded the opportunity to present to the Accountants any materials relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of the Ordinary Course Receivables, Warranties, Deferred Revenue, Excess Liabilities and
      Inventory as of the Measurement Date as of the Closing Date as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the fees and expenses of the Accountants for such determination shall be split equally by the parties. Other than the expense of retaining the Accountants, the expense of preparing the Closing Payment Statement shall be borne by Seller.

            (e) Upon the determination of the Ordinary Course Receivables, Warranties, Deferred Revenue, Excess Liabilities and Inventory as of the Measurement Date as of the Closing Date pursuant to either the agreement of the parties or the determination of the

      Accountants,  the parties shall recompute the Purchase Price in accordance
      with  the   provisions  of  Section  2.03  (the  "Final   Purchase   Price
      Adjustment").

            (f) Within three (3) business days of determining the Final Purchase Price Adjustment, the Purchaser will deliver to the Sellers (i) if the Final Purchase Price Adjustment reflects a greater reduction to the Purchase Price than the amount originally calculated pursuant to Section 2.03, an amount equal to the Adjustment Hold-Back minus the Final Purchase Price Adjustment, and (ii) if the Final Purchase Price Adjustment reflects a lower reduction in the Purchase Price than the amount originally calculated pursuant to Section 2.03, an amount equal to the Adjustment Hold-Back plus the Final Purchase Price Adjustment.

      SECTION 2.04 Further Assurances. After the Closing each party hereto will from time to time, at the reasonable request of any other party hereto, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the Purchaser the right, title and interest in, to and under the Acquired Assets and to provide for the assumption of the Assumed Liabilities; provided, that the requesting party will prepare such additional documents and instruments and will handle any submittal, applications, processing, recording and registrations, and all costs and expenses incurred in connection with such request shall be paid by the requesting party. The Purchaser and the Sellers hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 2.04.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      As of the date hereof and as of the Measurement Date, each of the Sellers hereby jointly and severally represents and warrants to the Purchaser and Applicon as follows:

      SECTION 3.01 Organization, Qualification, Etc. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Sellers have full corporate power and authority to carry on the Business and to own or lease the Acquired Assets. The Sellers are duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where any failures to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws of each of the Sellers heretofore delivered to the Purchaser are complete and correct copies of such instruments as in effect as of the date of this Agreement and as of the Closing Date. The Sellers are not in violation of any provisions of their respective Certificate of Incorporation and By-laws. Attached as Schedule 3.01 is a list of all subsidiaries of each of the Sellers.

      SECTION 3.02 Authorization, Etc. Subject to the approval of the Bankruptcy Court, the Sellers have full corporate capacity, power and authority to enter into this Agreement to perform their obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. Upon entry of the Confirmation Order, each of the Sellers will have taken all action required by law, the Certificate of Incorporation and By-laws of the Sellers to authorize the execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers. Assuming due authorization, execution and delivery by the Purchaser, this Agreement will constitute a valid and binding obligation of the Sellers upon the entry of the Confirmation Order.

      SECTION 3.03 No Violation. Except as set forth on Schedule 3.03, the execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby will not, upon entry of the Confirmation Order: (a) violate any provision of the Certificate of Incorporation or By-laws of any of the Sellers; or (b) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Sellers or the Business; or (c) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which the Sellers or by which any Seller is bound.

      SECTION 3.04 Title to Properties.

            (a) Except as disclosed in Schedule 3.04(a): (i) the Sellers have good, valid and marketable title to the Acquired Assets; and (ii) upon entry of the Confirmation Order, none of the Acquired Assets will be subject to any Liens, other than the Assumed Liabilities. As used in this Agreement, the term "Liens" means: any mortgage, pledge, hypothecation, interest, right of others, claim (as defined in Bankruptcy Code Section 101(5)), security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever on the assets and properties of the Sellers or any of its subsidiaries, including, but not limited to, such as may arise under any Material Contracts (as hereinafter defined) or the Acquired Assets.

            (b) Schedule 3.04(b) contains an accurate list of the real property used by the Sellers in the conduct of the Business (collectively, the "Real Properties").

            (c) As of the Closing Date the leases relating to the Real Properties leased by Sellers or any of their Affiliates as tenant (the "Leased Properties") will be in full force and effect, and constitute the legal, valid and binding obligations of the Sellers, and all other parties thereto, and there will exist no event of default, event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition could reasonably be expected to constitute a default by the Sellers or by any other party under any of such leases.

            (d) Except for the Excluded Assets and except as otherwise described in Schedule 3.04(d), the Acquired Assets constitute all of the property and assets used or held for use in the Business and are adequate for the continued conduct of the Business after the Measurement Date by the Purchaser in substantially the same manner as currently conducted.

            (e) The book value of the Fixed Assets as of September 30, 2001 is not less than $1,281,000, and as of will be as of the Measurement Date not less than $1,281,000 (less depreciation in the ordinary course of business), determined in accordance with GAAP.

      SECTION 3.05 Brokers. Except for Jesup & Lamont Capital Markets, Inc. whose fees and expenses are the sole responsibility of the Sellers, no Person is entitled to any brokerage, financial advisory or finder's fee or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or any of its Affiliates.

      SECTION 3.06 Material Contracts.

            (a) Schedule 3.06(a) sets forth a list of all of the executory contracts and unexpired leases of the Sellers and their Affiliates relating to the Business and currently in effect (collectively, the "Material Contracts").

            (b) The Sellers have heretofore furnished or made available to the Purchaser complete and correct copies of the Material Contracts, each as amended or modified to the date hereof (including any waivers with respect thereto). As of the Closing, each of the Assumed Rights will be in full force and effect and enforceable in accordance with its terms. Neither the Sellers nor any of their Affiliates have received any written notice nor do the Sellers have any knowledge of any cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Assumed Rights. None of the Assumed Rights is the subject of, or has been threatened to be made the subject of, any arbitration, suit or other legal proceeding (other than the bankruptcy proceedings related to the Chapter 11 Case). With respect to any of the Assumed Rights which by their terms will terminate as of a certain date unless renewed or unless an option to extend such Assumed Right is exercised, neither the Sellers nor any of their subsidiaries have received any written notice nor do the Sellers have any knowledge that any such Assumed Right will not be, or is not likely to be, so renewed or that any such extension option will not be exercised. As of the Closing, there will be no event of default or occurrence, condition or act on the part of the Sellers or any of its Affiliates or on the part of the other parties to the Assumed Rights, which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Assumed Rights, other than a breach or default based on the filing of the Chapter 11 Case.

            (c) Except as set forth on Schedule 3.06(c), there are no contracts for which deferred revenue is reflected or is required by GAAP to be reflected any Sellers' books and records.

SECTION 3.07   Intellectual Property.

            (a) Schedule 3.07(a) sets forth the Intellectual Property owned by Sellers.

            (b) Schedule 3.07(b) sets forth for the Intellectual Property owned by the Sellers or used by the Sellers in connection with the Business a complete and accurate list of all license agreements (whether as licensor or licensee), including but not limited to, all agreements relating to technology, know-how or processes included in the Acquired Assets (the "IP License Agreements").

            (c) Except as set forth in Schedule 3.07(c) or except where the failure of any of the following to be true and correct would not, individually or in the aggregate, result in a Lien on the Acquired Assets or result in any material liability to the Purchaser following the Closing Date or have a Material Adverse Effect:

                  (i) the Sellers own or have the valid right to use the Acquired Intellectual Property;

                  (ii) all Acquired  Intellectual  Property owned or used by the
            Sellers are valid and subsisting in full force and effect and has not been cancelled, expired or abandoned;

                  (iii) no claims have been asserted  against the Sellers or any of their Affiliates by any Person challenging the ownership or right to use any of the Acquired Intellectual Property or challenging or questioning the validity or effectiveness of any such IP License Agreement; and

                  (iv) the use by the Sellers of the Acquired Intellectual Property does not infringe on the rights of any third party.

            (d) Except as set forth on Schedule 3.07(d), the IP License Agreements are valid and binding obligations of the Sellers and, to the Sellers' knowledge, all other parties thereto, enforceable in accordance with their terms, and there exists no condition or third party consent which, if not met or obtained, will result in a violation or breach of, or constitute a default by the Sellers, or to the Sellers' knowledge, any other party under any such IP License Agreement as a result of the consummation of the transaction contemplated hereby.

            (e) Except as set forth on Schedule 3.07(e) and for any fees required by the U.S. Trademark and Patent Office, there shall be no fees, costs or assessments required to assign or sell the Acquired Intellectual Property to Purchaser.

            (f) Except as set forth on Schedule 3.07(f), the Sellers are not aware of any defenses which a party may have to the assignment or sale of the Acquired Intellectual Property to Purchaser.

      SECTION 3.08 Consents and Approvals of  Governmental  Authorities.  Except
(i) for necessary approvals of the Bankruptcy Court, including, without limitation, the Confirmation

Order, (ii) as otherwise set forth in Schedule 3.08, and (iii) for consents, approvals, certificates, licenses, permits, waivers, authorizations of, or declarations, filings or registration with, any governmental or regulatory authority or agency (whether U.S. federal, state, local or foreign) (each, a "Governmental Entity"), which, if not obtained, would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, no consent, approval, certificate, license, permit, waiver, authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained by the Sellers in connection with the execution, delivery and performance of this Agreement by the Sellers, the purchase and sale of the Acquired Assets or the consummation by the Sellers of the transactions contemplated hereby.

      SECTION 3.09 Third Party Consents. Except as set forth in Schedule 3.09 and for consents or waivers of any Person (other than a Governmental Entity) which, if not obtained, would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, no consent or waiver of any such Person (other than a Governmental Entity) is required in connection with the execution, delivery and performance of this Agreement by the Sellers, the purchase and sale of the Acquired Assets, the assumption and assignment of the Assumed Rights or the consummation by the Sellers of the transactions contemplated hereby.

      SECTION 3.10 Absence of Certain Changes. Except as disclosed in Schedule 3.10, since September 30, 2001, the Business has been conducted in the ordinary course, and there has not been:

            (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Acquired Asset which, individually or in the aggregate, has had or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

            (b) any change in any method of accounting or accounting practice by the Sellers except for any such change after the date hereof required by reason of a change in GAAP, and the financial statements of the Sellers as of September 30, 2001 did not reflect any change in any method of accounting or accounting practice by the Sellers from the quarterly period immediately prior to the quarter ended September 30, 2001;

            (c) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Sellers, which employees were not subject to a collective bargaining agreement at the Petition Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of the Sellers;

            (d) any sale or other disposition of any material assets other than sales of products in the ordinary course of business;

            (e) to the extent applicable to the Acquired Assets or the Business, any cancellation or modification of any existing insurance policies;

            (f) any election or change to any election in respect to Taxes, adoption or change of any material accounting method in respect to Taxes, entrance into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise on any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

      SECTION 3.11 Litigation and Proceedings. Schedule 3.11 contains an accurate list of all material legal actions, suits and proceedings pending as of the date hereof against any of the Sellers in connection with the Business or any of the Acquired Assets, whether or not stayed pursuant to Section 362 of the Bankruptcy Code. Except as described in Schedule 3.11, there is no material action, suit, investigation or proceeding pending against or, to Sellers' knowledge, threatened against or affecting the Business or any Acquired Asset before any court or arbitrator or any government body, agency or official.

      SECTION 3.12 Compliance with Laws and Court Orders. Except as set forth on
Schedule 3.12, the Business has been and is being conducted in material compliance with all laws, statutes, rules, regulations, judgments, injunctions, orders or decrees applicable to the Acquired Assets or the conduct of the Business and the Sellers have not received any written communication from a Government Entity that alleges that the Business has not been conducted in compliance with any laws, statutes, rules, regulations, judgments, injunctions, orders or decrees.

      SECTION 3.13 Inventory. Set forth on Schedule 3.13 is a true, correct and substantially complete list of all Inventory held by Sellers as of October 31, 2001, together with a usage schedule for the last twelve months and the addresses at which the Inventory is located. The Inventory set forth on Schedule
3.13 (a) was acquired and has been maintained in the ordinary course of business, (b) is substantially of good and merchantable quality, (c) consists of items substantially of a quality, quantity and condition useable, leasable or saleable in the ordinary course of business, (c) is valued at the lower of cost or market value and (d) is not subject to any material write-down or write-off; with the exception that any Inventory that is obsolete, unusable, slow-moving, damaged, opened, used or unsalable in the ordinary course of business has been adequately reserved against in accordance with GAAP.

      SECTION 3.14 Receivables. Set forth on Schedule 3.14 is a true, correct and complete list of all Receivables as of October 31, 2001, including Receivables from and advances to employees and Affiliates of the Sellers, showing amounts due in 30-day aging categories (the "A/R Aging Report"). Except as otherwise reflected on Schedule 3.14, the accounts, notes and other receivables shown on Schedule 3.14 were created in the ordinary course of the Business, are valid, bona fide claims for sales or other charges, and are not subject to any defenses, set-offs or counterclaims. Sellers have fully performed all obligations with respect to such Receivables that it was obligated to perform to the date hereof and there are no facts or circumstances that would result in any material increase in the uncollectability of the Receivables after Closing.

      SECTION 3.15 Environmental Compliance. Except as set forth in Schedule 3.15, Sellers are in material compliance with all applicable Environmental Laws and there are no material liabilities arising in connection with or relating to any of the Sellers, the Real Property, Business or Acquired Assets of any kind whatsoever, whether accrued, contingent, absolute, determinable or otherwise, arising under or relating to any Environmental Laws. The Sellers have not received any written notices of violations or demand from any other Person arising under such Environmental Laws and there are no governmental investigations pending or, to the Sellers' knowledge, threatened regarding the Sellers' compliance with or liability under any Environmental Laws. The Sellers have all Environmental Permits required under Environmental Laws and, there are no Hazardous Substances on the Real Property which require any remediation or cleanup under applicable Environmental Laws.

      SECTION 3.16 Conduct of Activities. Each of the Debtors is a debtor in its Chapter 11 Case. All of the operations of the Business is operated by the Debtors, except as disclosed in Schedule 3.16.

      SECTION 3.17 Customers and Suppliers. Schedule 3.17 contains a list of all current clients of the Business "Clients" and all current Suppliers under the heading "Suppliers." Except as described in Schedule 3.17, since September 30, 2001 there has not been any change in the business relationship of the Sellers with any Principal Client or with any Supplier that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.17, since the Petition Date, no Principal Client or distributor has terminated or materially altered, or informed the Sellers that such Principal Client or distributor intends to terminate or materially alter, its business relationship with the Sellers. "Supplier" means any supplier from whom the Sellers purchased more than five percent (5%) of the goods or services (on a consolidated basis) which it purchased during the period between January 1, 1999 and March 31, 2001. "Principal Clients" means the top twenty-five percent (25%) of the clients of the Business by revenue for each of the last two fiscal quarters of the Sellers.
Schedule 3.17 contains a list of all accounts payable with respect to each of the Sellers vendors as of October 31, 2001.

      SECTION  3.18  Personnel.  The  Sellers  have  previously  provided to the
Purchaser a true, correct and complete list of: (i) the names, job classifications and current salaries or wage rates of all officers and employees of the Sellers engaged in the conduct of the Business (the "Employee Schedule"). The Employee Schedule is attached hereto as Schedule 3.18.

      SECTION 3.19 Condition and Sufficiency of the Equipment. The equipment that constitutes any part of the Acquired Assets is in good operating condition and repair (except for normal wear and tear), and such equipment is adequate for the uses to which it is being put, and none of such Acquired Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      SECTION 3.20 Financial Statements. Schedule 3.20 contains audited financial statements of the Sellers for the fiscal years ended March 31, 1999, and March 31, 2000 and March 31, 2001 (the "Operating Reports") and the unaudited financial statements for the three months and six months ended September 30, 2001 (the "Monthly Reports"). The Operating Reports and Monthly Reports are in accordance with the books, records and accounts of Sellers maintained with respect to the Business, were prepared pursuant to the related work papers, are complete and correct, have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of the Business as of the respective dates thereof and the results of operations and cash flows of the Business for the respective periods covered thereby, except in the case of Monthly Reports that such statements do not include footnotes. The statements of operations included in the Operating Reports and Monthly Reports do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of the Business except as expressly specified therein.

      SECTION 3.21 Labor Relations.

            (a) Except as set forth in Schedule 3.21(a), (i) there are no written personnel policies applicable to employees of the Sellers; (ii) the Sellers are not a party to any labor agreement with any labor organization, group or association with respect to employees of the
      Sellers; (iii) there is no labor strike, dispute, slowdown or work stoppage or lockout actually pending or threatened by the employees of the Sellers against or affecting the Business; (iv) no union organizational campaign is in progress with respect to the Sellers' employees; (v) the Business is in substantial compliance with all applicable material laws relating to employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practices; (vi) there is no pending unfair labor practice, charge or complaint against the Sellers before the National Labor Relations Board; (vii) there is no pending labor grievance by the Sellers' employees that could reasonably be expected to have a material adverse effect on the Business nor any pending arbitration proceeding by the Sellers' employees arising out of or under any collective bargaining agreements relating to the Business which could reasonably be expected to have a material adverse effect on the Business;
      (viii) no charges with respect to or relating to the Sellers are pending before the Equal Employment Opportunity Commission or any comparable state, local or foreign agency responsible for the prevention of unlawful employment practices; and (ix) neither the Sellers nor any of their
      Affiliates have received notice of the intent of any federal or state agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to the Business that could reasonably be expected to have a material adverse effect on the Business.

            (b) Except to the extent set forth on Schedule 3.21(b), since the enactment of the Worker Adjustment and Retraining Notification Act ("WARN Act"), the Sellers have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Sellers; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Sellers; nor have the Sellers been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

      SECTION 3.22 Tax Matters.

            (a) Filing of Tax Returns. Except as set forth on Schedule 3.22(a), the Sellers have duly and timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. Except as set forth on Schedule 3.22(a), all such Tax Returns filed are complete and accurate in all material respects. All Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid except where failure to pay such Taxes would not have a material adverse effect on the financial condition of the Sellers. Except as set forth on Schedule 3.22(a), the Sellers are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that they are or may be subject to taxation by that jurisdiction, other than claims with which Sellers have subsequently complied.

            (b)  Audits,   Investigations,   Disputes  or  Claims.  No  material
      deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Sellers. Except as disclosed on Schedule 3.22(b), there are no pending or threatened audits, investigations, disputes or claims or other Actions for or relating to any Liability for Taxes with respect to the Sellers, and there are no matters under discussion with any governmental authorities, or known to the Sellers, with respect to Taxes that are likely to result in a material additional Liability for Taxes with respect to the Sellers. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.22(b) and, except as set forth in such Schedule, neither the Sellers nor any predecessor has been notified that any taxing authority intends to audit a Tax Return for any other period. To the Sellers' knowledge, the Sellers have delivered to Purchaser complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Sellers since December 31, 1996. Except as set forth on
      Schedule 3.22(b), the Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (c) Lien. Other than liens to secure payment of tangible personal property taxes in the amount set forth on Schedule 1.04 under the heading "Personal Property Tax Liens," there are no Liens for Taxes (other than for current Taxes not yet due and payable) on any of the Acquired Assets. None of the Acquired Assets is property that is required to be treated for Tax purposes as being owned by any other Person.

            (d) Prior Affiliated Groups. Except as set forth on Schedule 3.22(d) and except with respect to any group of which any Seller are the common parent for tax purposes, the Sellers have no Liability for the Taxes of any Person (other than the Sellers) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

            (e) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Sellers, the Acquired Assets or the Business and, after the Closing Date, none of the Sellers, the Acquired Assets or the Business shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (f) No Withholding. None of the transactions contemplated hereby are subject to withholding under Section 1445 of the Code. The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

      SECTION 3.23 Disclosure Statement. The Debtors have prepared and filed with the Bankruptcy Court a Second Amended Disclosure Statement of the Debtors Pursuant to Section 1125 of the Bankruptcy Code with respect to the Joint Plan of Reorganization of Elcotel, Inc. and its Affiliated Debtors, as corrected, dated October 25, 2001 (the "Disclosure Statement").

      SECTION 3.24 Periodic Reports. The Annual Report on Form 10-K for the fiscal year ended March 31, 2001 of the Sellers, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, each as filed with the United States Securities and Exchange Commission (the "Commission"), and all Current Reports on Form 8-K of the Sellers filed with the Commission after March 31, 2001, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser represents and warrants to the Sellers as follows:

      SECTION 4.01 Organization. Each of Applicon and the Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Applicon and the Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification appropriate, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on Applicon's or the Purchaser's (as applicable) ability to complete the transactions contemplated by this Agreement.

      SECTION 4.02 Authority Relative to this Agreement. The Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by Applicon and the Purchaser and the consummation by Applicon and the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Applicon and the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Sellers) constitutes a valid and binding agreement of Applicon and the Purchaser, enforceable against Applicon and the Purchaser in accordance with its terms.

      SECTION 4.03 Consents and Approvals. Except approvals or authorizations which may be required under the Bankruptcy Code and as otherwise set forth in
Schedule 4.03, no consent, approval, certificate, license, permit, waiver, authorization of, or declaration, filing or registration with, any third party or any Governmental Entity is required to be obtained or made by Applicon or the Purchaser in connection with the execution, delivery and performance by Applicon and the Purchaser of this Agreement or the consummation by Applicon and the Purchaser of the transactions contemplated hereby.

      SECTION 4.04 No Violation. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will, upon entry of the Confirmation Order: (a) violate any provision of the Articles of Incorporation or By-laws of Applicon or the Certificate of Incorporation or Bylaws of the Purchaser; or (b) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority applicable to Applicon or the Purchaser; or (c) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Applicon or the Purchaser or by which Applicon or the Purchaser is bound.

      SECTION 4.05 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Applicon or the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Applicon or the Purchaser.

                                   ARTICLE 5.
                                    COVENANTS

      SECTION 5.01 Access and Information. The Sellers shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of the Sellers, and, during such period, shall furnish as promptly as practicable to the Purchaser any and all such information as the Purchaser reasonably may request with respect thereto, including all pleadings and other documents or schedules filed with the Bankruptcy Court or the Office of the United States Trustee. In addition, prior to the Closing Date, Purchaser shall have the right to consult with Sellers regarding the management and operation of the Business. Any disclosure whatsoever during such investigation by the Purchaser shall not constitute an enlargement of or additional representations or warranties of the Seller beyond those specifically set forth in this Agreement.

      SECTION 5.02 Confidentiality.

            (a) The Sellers covenant that, after the Closing, they will not, nor will they permit any of their subsidiaries to, without the prior written consent of the Purchaser, disclose to any Person confidential information relating to or concerning the Acquired Assets or the Business (the "Confidential Information"), except to its subsidiaries and their respective officers, directors, employees, advisors and representatives who need to know such information for purposes of taxes, accounting, legal and other matters necessary by reason of Sellers' ownership, prior to the Effective Time, of the Acquired Assets, and to the Bank. In the event that the Sellers or any of their Affiliates are requested or required by subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Sellers will provide the Purchaser with prompt notice of such request or demand or other similar process so that the Purchaser may, at its cost, seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive the Sellers' or their Affiliates' compliance with the provisions of this Section 5.02, as appropriate.

            (b) The restrictions and prohibitions set forth in subsection (a) above will not apply to Confidential Information that (i) is known by the receiving party at the time of its receipt, other than through a disclosure by the Sellers or their subsidiaries not otherwise permitted under this Section 5.02, (ii) at the time of disclosure is already available in the public domain other than as a result of a breach of this
      Section 5.02, (iii) is disclosed by either of the Sellers or any of their subsidiaries in order to perform their obligations or enforce their rights under this Agreement (provided that such disclosure entails only the minimum information required to be disclosed in order to perform their obligations or enforce their rights under this Agreement), or (iv) is required to be disclosed by applicable law or judicial order (provided that such disclosure entails only the minimum information required to be disclosed in order to comply with the law or order).

            (c) This Section 5.02 will survive for a period of two years after the Closing.

      SECTION 5.03 Additional Matters. Subject to the terms and conditions herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy
Court in the Chapter 11 Case, including any order contemplated by Section 7.01(ii) hereof, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement.

      SECTION 5.04 [Intentionally Omitted]

      SECTION 5.05 Employees and Benefit Programs.

            (a) Employee Benefits Definitions. The following terms, as used in this Agreement, having the following meanings:

            "Benefit   Arrangements"  has  the  meaning  set  forth  in  Section
      5.05(b)(i).

            "COBRA" means Part 6 of Title I of ERISA or any similar state law.

            "Employee Plans" has the meaning set forth in Section 5.05(b)(i).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under
      Section 414 of the Code.

            "Multiemployer   Plan"   means   each   Employee   Plan  that  is  a
      multiemployer plan, as defined in Section 3(37) of ERISA.

            "Retained Employees" means the employees engaged in the Business that are identified by the Sellers on or prior to December 19, 2001.

            "Sellers' Employee Liabilities" means all liabilities, obligations and commitments arising out of or related to the employment (or termination of employment) by the Sellers of their employees and former employees, including, but not limited to, any obligation or liability for
      (a) accrued but unpaid wages, salary, incentive or bonus compensation, vacation benefits and pay, unpaid contributions to any Employee Plans or other compensation, (b) all claims for severance or other termination benefits, (c) all workers compensation claims, short term disability claims, long term disability claims and leaves of absence, (d) employee tort claims or claims under federal and state employee discrimination or harassment laws including claims under Title VII of the Civil Rights Act of 1964, and (e) any actions, suits or proceedings brought by employees or former employees which are set forth on Schedule 3.11.

            "Transferred  Employees"  has  the  meaning  set  forth  in  Section
      5.05(c).

            (b) ERISA Representations. The Sellers hereby represent and warrant to the Purchaser that:

                  (i) Schedule 5.05(b)(i) lists (A) each material "employee benefit plan," as such term is defined in Section 3(3) of ERISA, which is maintained, administered or contributed to by the Sellers or any of their ERISA Affiliates which covers employees of Sellers or any of their ERISA Affiliates or in which such employees participate (hereinafter referred to collectively as the "Employee Plans") and (B) each material employment, severance or other similar contract and material policy, plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not an Employee Plan. Such contracts, policies, plans and arrangements described in clause (B) above are hereinafter referred to collectively as the "Benefit Arrangements."

                  (ii) No Employee Plan is a Multiemployer Plan or is subject to
            Title IV of ERISA or Section 412 of the Code. Neither the Sellers nor any of the Sellers' ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA, or has maintained a plan subject to Section 412 of ERISA, for which any liability remains outstanding.

                  (iii) Each  Employee  Plan,  which is intended to be qualified under Section 401(a) of the Code, is so qualified or, if such Employee Plan fails to be so qualified, can become qualified on a retroactive basis, or if a Seller becomes aware that any such Employer Plan fails to be so qualified prior to the rollover of any participant's accounts from such plan to any plan of the Purchaser will notify Purchaser of such failure.

                  (iv) The  Acquired  Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of the Sellers or their ERISA Affiliates to make timely installments or other payments required by Code Section 412 with respect to any plan maintained by Sellers or their ERISA Affiliates prior to the Closing.

                  (v)  No  Employee   Plan  or  Benefit   Arrangement   provides
            post-retirement health or life benefits to any employees of Sellers, except as required by COBRA or similar state law.

            (c) Employees and Offers of Employment. Purchaser will offer employment to those of Sellers' active employees set forth on the Employee Schedule selected by the Purchaser in its sole discretion at substantially the same salary and bonus levels for such employees as were in effect prior to the Closing; provided, that the Purchaser may terminate at any time after the Closing Date the employment of any employee who accepts such offer. No later than the Schedule Approval Time, Purchaser shall provide Sellers with a list of those employees of Sellers other than the Retained Employees to whom Purchaser does not intend to offer employment following the Closing Date (the "Non-Retained Employees"). Sellers shall be solely responsible for any WARN Act notification and any liability under the WARN Act, relating to any termination of any of Sellers' employees occurring on or after the date of this Agreement; provided, however, Sellers shall have no liability for any WARN Act notification and any liability under the WARN Act relating to any termination of Sellers' employees which are employed at the Orange, Virginia plant. For purposes of this Section 5.05, an employee shall be an "active" employee of Sellers if on the day immediately prior to the Closing Date, such Person is actively employed by the Sellers or is on short-term disability leave, authorized leave of absence or military service as of the day immediately prior to the Closing Date (such inactive employees may be offered employment by the Purchaser as of the date they would otherwise return to active employment), but shall exclude any other inactive or former employee including any Person who has been on lay-off, long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the day immediately prior to the Closing Date. Any such offer of employment shall be at such benefit levels, and on such other terms and conditions as the Purchaser shall in its sole discretion deem appropriate; provided that this provision shall not be read to reduce the level of Assumed Liabilities with respect to the Transferred Employees. The employees engaged in the Business who accept and commence employment with the Purchaser are hereinafter collectively referred to as the "Transferred Employees." The Sellers will not take, and will cause each of their subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser's efforts to hire any Transferred Employees.

            (d) Purchaser Benefit Plans. The Purchaser or one of its Affiliates will recognize all years of service of the Transferred Employees with the Sellers (or their predecessors) or any of its Affiliates, only for purposes of eligibility to participate in and to vest under those employee benefit plans (but not for benefit accrual or any other purpose), within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by the Purchaser or one of its Affiliates immediately after the Closing Date. The Purchaser shall cause all pre-existing condition exclusions under any medical and dental plans ("Purchaser's Health Plans") made available by the Purchaser to Transferred Employees to be waived in respect of such employees and dependents, but only to the extent Sellers' medical and dental plans recognize such Transferred Employees and their dependents as having satisfied any pre-existing conditions exclusion under Sellers' medical and dental plans. Sellers shall treat the Transferred Employees as terminated by Sellers as of the Closing Date for purposes of such Transferred Employees' participation in any 401(k) plan of Sellers.

            (e) No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Sellers or of any of their subsidiaries in respect of continued employment (or resumed employment) with either the Business, the Purchaser any of its Affiliates and no provision of this Section 5.05 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by the Purchaser or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Purchaser or any of its Affiliates.

      SECTION 5.06 Public Announcements. The Purchaser and the Sellers shall consult with each other before issuing any press release or making any public statement or other public communication with respect to the Agreement or the transactions contemplated hereby. The Purchaser and the Sellers shall not issue any such press release or make any such public statement or public communication without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law.

      SECTION 5.07 Conduct of the Business. Except as otherwise provided herein or authorized by the Bankruptcy Court prior to the date hereof, from the date hereof until the Measurement Date, the Sellers shall conduct the Business in the ordinary course and shall use commercially reasonable efforts to preserve intact the business or organizations and relationships with third parties and to keep available the services of the present employees of the Business. In addition, without the prior written consent of Purchaser which consent shall not be unreasonably withheld or delayed, from the date hereof through the Measurement Date the Sellers shall not:

            (a) take or agree to commit to take any action that could reasonably be expected to (i) make any representations or warranties of the Sellers that is qualified as to materiality untrue; (ii) make any representations or warranties of the Sellers that is not so qualified untrue in any material respect, or (iii) cause any of the conditions set forth in
      Article 6 of this Agreement not to be satisfied;

            (b) terminate or amend any of the Material Contracts included in the Assumed Rights;

            (c) fail to take any reasonable action necessary to preserve the benefits of any of the Assumed Rights;

            (d) accelerate Receivables prior to their due date or provide discounts or other inducements with respect to the payment of Receivables;

            (e) to the extent applicable to the Acquired Assets or the Business,
      (i) make any loans, advances or capital contributions to, or investments in, any Person or declare or pay dividends, or make advances, to any Person, other than short-term investments of cash on hand in the ordinary course consistent with past practices, or (ii) except in the ordinary course of business consistent with past practice, mortgage or pledge any Acquired Assets or create or allow any Lien, other than Liens described on Schedule 3.04(a), to exist on any Acquired Assets;

            (f) to the extent applicable to the Acquired Assets or the Business, cancel or modify any existing insurance policies;

            (g) to the extent such action could be reasonably expected to have a Material Adverse Effect on the Acquired Assets or the Business, make or change any election in respect to Taxes, adopt or change any material accounting method in respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (h) except as disclosed in Schedule 5.07(h), to the extent applicable to the Acquired Assets or the Business, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Sellers' Operating Reports and Monthly Reports (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

            (i) acquire, sell, lease, license or otherwise dispose of any Acquired Assets other than the disposition of inventory in the ordinary course of business and at prevailing rates;

            (j)  make  or  agree  to  make  any  new  capital   expenditure   or
      expenditures that, in the aggregate, are in excess of $25,000;

            (k) to the extent applicable to Sellers, the Business or the Acquired Assets, acquire or agree to acquire (i) by merger, consolidation, acquisition of stock or assets, or any other manner) any business, corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Business; or

            (l) authorize or enter into any agreement, arrangement, commitment or obligation to take any action prohibited by this Section 5.07.

      SECTION 5.08 Notices of Certain Events. The Sellers shall promptly notify the Purchaser of damage or destruction by fire or other casualty of any material Acquired Asset or in the event that any material Acquired Asset becomes the subject of any proceeding or, to the knowledge of the Sellers, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

      SECTION 5.09 Bankruptcy Court Entry of Confirmation Order.

            (a) As promptly as practicable after the date hereof, the Sellers shall seek authority of the Bankruptcy Court for a confirmation order with respect to the Plan (the "Confirmation Order") authorizing the Sellers to sell the Acquired Assets to the Purchaser pursuant to this Agreement and the Plan free and clear of all Liens in or on the Acquired Assets (including any and all "claims and interests" in the Assets within the meaning of Section 363(f) of the Bankruptcy Code), other than Liens related to the Assumed Liabilities and Permitted Exceptions and otherwise free and clear of claims and liabilities of all parties who receive notice, such that the Purchaser shall not, among other things, incur any liability as a successor to the Business and authorizing, among other things, the Sellers, to assume and to assign to the Purchaser the Assumed Rights. In furtherance of the foregoing, if required by the Bankruptcy Court, the Sellers shall provide notice to all holders of Liens with respect to any of the Acquired Assets (including all federal, state and local taxing authorities) of the pending Confirmation Order and any hearing with respect thereto in a form and manner satisfactory to the Bankruptcy Court and shall take any and all other actions required by the Bankruptcy Court in connection with the Confirmation Order.

            (b) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought from the Confirmation Order the Sellers shall immediately notify the Purchaser of such appeal or stay request and shall provide to the Purchaser within one business day a copy of the related notice of appeal or order of stay or application for reconsideration. The Sellers shall also provide the Purchaser with written notice, (and copies of) any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs.

      SECTION 5.10 Name Changes. Within 60 days after the Closing, the Sellers agree (a) to change their names to some other name not using the word "Elcotel" or the words "Technology Service Group" and (b) after the Closing, until papers are duly filed with the applicable Secretaries of State to effect such name changes, not to use its name in any way for the purpose of selling or marketing any product or service or otherwise in any manner which does or might compete with the Purchaser or, in any other way which, in the Purchaser's reasonable judgment, would, could or might be detrimental to the Purchaser's enjoyment of the rights and goodwill it sought when it paid for and acquired the Acquired Assets.

      SECTION 5.11 Permits. Prior to the Closing Date, the Sellers (1) shall use commercially reasonable efforts to identify all material Permits (including Environmental Permits) necessary to operate the Business from and after the Closing Date, and (2) shall use commercially reasonable efforts to obtain consents to the transfer of such material Permits which are transferable to Purchaser at or prior to Closing and which are not otherwise covered by the Confirmation Order. Prior to and after the Closing, the Sellers shall cooperate with Purchaser with respect to the transfer of all material Permits.

      SECTION 5.12 Consents; Assignments. The Sellers and the Purchaser shall use commercially reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses, and other rights of any nature whatsoever included in the Acquired Assets; provided, however, that except for filing and other administrative charges, the Purchaser shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals, and amendments are requested. In the event and to the extent that the Sellers and the Purchaser are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of the Sellers with respect to the Acquired Assets so that the Purchaser would not in fact receive all the rights with respect to the Acquired Assets, the Sellers and the Purchaser will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which the Purchaser obtain the benefits and assume the obligations with respect to such Acquired Asset in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Purchaser, or under which the Sellers would enforce for the benefit of the Purchaser, with the Purchaser assuming the Sellers' obligations, any and all rights of the Sellers against a third party thereto. The Sellers shall, without further consideration therefor, pay and remit to the Purchaser promptly all monies, rights, and other considerations received in respect of the Purchaser's performance of such obligations. Following the Closing, the Sellers shall use commercially reasonable efforts to obtain required consents with respect to any Acquired Assets which are not assigned to the Purchaser pursuant to the Confirmation Order. If and when any such consent shall be obtained or such agreement, lease, license, or other right shall otherwise become assignable or able to be novated, the Sellers shall promptly assign and novate all their rights and obligations thereunder to the Purchaser without the payment of any further consideration therefor. The foregoing shall not limit the right of the Purchaser to require the Sellers to assign any contract included in the Acquired Assets to it or constitute a waiver to any condition precedent to Closing.

      SECTION 5.13 Accounts Receivables. Immediately following the Closing, Sellers shall notify (in writing) the account debtors for all Receivables sold under this Agreement that such Receivables have been sold to the Purchaser; provided that the Purchaser shall pay the postage and printing costs of mailing such notice to the account debtors.

      SECTION 5.14 No-shop clause. From the date of this Agreement until termination of this Agreement, the Sellers will not, and will not permit any Person acting for or on behalf of the Sellers to, without the prior written consent of the Purchaser, solicit offers to buy the Business or the Acquired Assets (other than sales of Inventory in the ordinary course of business).

      SECTION 5.15 Disclosure Supplements. On or before December 19, 2001, Sellers will deliver, and from time to time prior to the Closing Sellers shall promptly supplement or amend, the Schedules referred to in Article 3 (the "Disclosure Schedules") with respect to any matter arising after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Disclosure Schedules or which is necessary to complete or correct any information in the Disclosure Schedules or in any representation or warranty of Sellers which has been rendered inaccurate thereby. No such supplement or amendment of the Disclosure Schedules will be deemed to cure any breach of any representation or warranty made in this Agreement or to affect the conditions to the obligations of the parties under this Agreement.

      SECTION 5.16 Tax Clearance. Sellers shall promptly apply for and use all commercially reasonable efforts to obtain, prior to Closing, all clearance certificate(s) or similar document(s) that may be required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price.

      SECTION 5.17 Post-Petition Retention Bonuses and Severance. Sellers shall promptly seek the authority of the Bankruptcy Court to amend the Plan to provide that the post-petition retention bonuses of, and severance liabilities with respect to, the Sellers' employees shall not be paid by the estates of the Sellers to any employee who is offered employment pursuant to Section 5.05(c) with the Purchaser and who does not accept such offer.

      SECTION 5.18 Transition Period.

            (a) From the Measurement Date to the Closing Date (the "Transition Period") and unless otherwise directed by the Representative, the Sellers shall conduct the Business in the ordinary course and shall use commercially reasonable efforts to preserve intact the business and relationships with third parties and to keep available the services of the Transferred Employees.

            (b) In addition, during the Transition Period the Sellers shall:

                  (i) expend funds and operate the Business in  accordance  with the budget attached hereto as Exhibit C (the "Transition Budget");

                  (ii) deposit all monies  received by the Sellers as payment of any accounts and notes receivable or otherwise into a bank account separate from all other accounts of the Sellers established at a bank other than the Bank (the "Transition Account");

                  (iii) permit a representative  appointed by the Purchaser (the
            "Representative") and a reasonable number of additional representatives access to the Sellers facilities and properties to observe fully the conduct of the Business and shall provide the Representative with all information and materials necessary to enable the Representative to make reasonably informed decisions with respect to the Business; and

                  (iv) otherwise comply with the reasonable requests of the Representative so long as such requests do not cause the Sellers to expend funds in excess of the amounts provided in the Transition Budget.

            (c) In addition, from the Measurement Date to the Closing Date the Sellers shall not:

                  (i) fail to deposit and hold all monies received by the Sellers on or after the Measurement Date into the Transition Account, or fail to preserve the funds contained in the Transition Account for the benefit of the Purchaser after the Closing;

                  (ii) take or agree to commit to take any action that could reasonably be expected to cause any of the conditions set forth in
            Section 6.03(b) of this Agreement not to be satisfied;

                  (iii) without the consent of the Representative,  terminate or amend any of the Material Contracts included in the Assumed Rights, or enter into any contract after the date of the Confirmation Order which does not expressly provide that the benefits of the Sellers pursuant to such contract may be assigned, and the duties of the Sellers pursuant to such contract may be delegated, to the Purchaser on the Closing Date;

                  (iv) without the consent of the Representative, accelerate Receivables prior to their due date or provide discounts or other inducements with respect to the payment of Receivables;

                  (v) to the extent such action could be reasonably  expected to have a Material Adverse Effect on the Acquired Assets or the Business, make or change any election in respect to Taxes, adopt or change any material accounting method in respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (vi) without the consent of the Representative, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) on behalf of the Purchaser;

                  (vii) without the consent of the Representative, acquire, sell, lease, license or otherwise dispose of any Acquired Assets other than the disposition of inventory in the ordinary course of business and at prevailing rates;

                  (viii) acquire or agree to acquire (i) by merger, consolidation, acquisition of stock or assets, or any other manner) any business, corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Business; or

                  (ix) authorize or enter into any agreement, arrangement, commitment or obligation to take any action prohibited by this
            Section 5.18.

            (d) Within ten (10) Business Days following the Closing Date, the Purchaser shall pay the Sellers an amount equal to the actual cash expenditures of the Sellers (other than amounts paid from the Transition Account) during the Transition Period for the items relating to or arising from the continuing operation of the Business beyond the Measurement Date (including without limitation utility and telephone costs and payroll and related benefits of the Transferred Employees and for amounts, if any, then due for the purchase prior to the Measurement Date of inventory that is not received by the

      Sellers until after the Measurement Date) (the "Transition Operation Expenses") but not for items relating to or arising from the winding up of the affairs of the Sellers (including without limitation payroll and related benefits and bonuses of employees other than the Transferred Employees) or for items relating to or arising from the operation of the Business prior to the Measurement Date; provided that such expenditures do not exceed the amounts set forth in the Transition Budget; and, provided further, that the Sellers may use the funds set forth in the Transition Account to pay Transition Operation Expenses during the Transition Period.

            (e) During the Transition Period and from time to time following the Closing Date, the Sellers in good faith shall credit or debit the Transition Account for items that may have been mistakenly credited to the incorrect account to further the intent of this Section 5.18.

      SECTION 5.19 Sarasota Property. The Sellers shall entitle the Purchaser to unfettered access to and to occupy the real property currently occupied by the Sellers located at 6428 Parkland Drive, Sarasota, Florida 34243 (the "Sarasota Property") for a period of ninety (90) days following the Closing in consideration of the Sellers' pre-paid rent with respect to such properties and at no additional cost to the Purchaser (other than payments for utility costs associated with the operation of the facilities located on such properties and actually incurred by the Purchaser in connection with such property after the Closing) without assumption of any other liabilities or the real property lease with respect thereto. In addition, during the Transition Period, the Sellers shall allow the Purchaser access to the real property located at 2007 Whitfield Park Drive, Sarasota, Florida 34243 and shall attempt in good faith to arrange for the Purchaser to have access to such property for a period of three (3) business days following the Closing Date.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

      SECTION 6.01 Conditions Precedent to Obligation of the Sellers and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

            (a) prior to the Measurement Date, all other authorizations, consents, orders and approvals of Governmental Entities and prior to the Closing of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained, including a final Confirmation Order which shall be in form and substance reasonably satisfactory to the Purchaser and which shall, among other things, (i) contain findings of fact and rulings that Purchaser is a good faith purchaser and entitled to all applicable protections of the Bankruptcy Code; (ii) terminate and release all of the Liens, claims and interests in and to the Acquired Assets except to the extent securing any of the Assumed Liabilities (it being understood that such order or an abstract thereof shall be in form suitable for filing in applicable lien records and shall direct the execution of appropriate title transfers and lien releases by creditors with respect to the transferred or released property and limitations on the Assumed Liabilities as set forth in this Agreement and enjoin any holder of a claim or interest in any of the

      Sellers from asserting any such claim or interest against the Purchaser other than claims directly related to the Assumed Liabilities); and (iii) include a finding of fact and law that re-solicitation of votes with respect to the plan is not required;

            (b) the Bankruptcy Court shall not have required the re-solicitation of votes with respect to the Plan (other than the votes already cast with respect to the plan and other than the Bank) as a result of this Agreement; and

            (c) there shall not be any statute, rule or regulation, enjoining or prohibiting the consummation of the Closing and no court of competent jurisdiction shall have issued, and there shall not have been commenced and be continuing any action by any Governmental Entity seeking, any order, decree or ruling enjoining or prohibiting the consummation of the Closing.

      SECTION 6.02 Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

            (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date;

            (b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or all material respects (in the case of any representation or warranty not so qualified) as of the Closing Date as if made at and as of such date except as otherwise contemplated by this Agreement; and

            (c) the Purchaser shall have furnished the Sellers with a certificate of an executive officer or member, as the case may be, of the Sellers to the effect that the conditions set forth in Sections 6.02 hereof have been satisfied;

      SECTION 6.03 Conditions Precedent to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following additional conditions:

            (a) Prior to the Measurement Date:

                  (i)  the   representations   and  warranties  of  the  Sellers
            contained in this Agreement which are qualified as to materiality or a "Material Adverse Effect" shall be true in all respects as of the date hereof and as of the Measurement Date, and all other representations and warranties of the Sellers shall be true and correct as of the date hereof and on and as of the Measurement Date except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

                  (ii) since  September  30,  2001,  there shall not have been a change that has had or could reasonably be expected to have a Material Adverse Effect;

                  (iii) the book value of the Assumed Liabilities as of the Measurement Date (determine in accordance with GAAP) shall not exceed the amounts set forth on Schedule 1.03 and Schedule 1.04;

                  (iv) the Sellers shall have  furnished  the  Purchaser  with a certificate of an executive officer or member, as the case may be, of the Sellers to the effect that the conditions set forth in Sections 6.03(a) hereof have been satisfied;

                  (v) the  Purchaser  shall be satisfied  that it is entitled to unfettered access to and to occupy the Sarasota Property for a period of ninety (90) days following the Closing in consideration of the Sellers' pre-paid rent with respect to such properties and at no additional cost to the Purchaser (other than payments for utility costs associated with the operation of the facilities located on such property and actually incurred by the Purchaser in connection with such property after the Closing) without assumption of any other liabilities or the real property lease with respect thereto;

                  (vi) all other material consents and approvals of third parties necessary to assign and transfer the Acquired Assets or to assign the Assumed Rights to the Purchaser shall have been received by the Sellers and delivered to the Purchaser at or prior to the Measurement Date;

                  (vii) sellers shall have applied for all clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price;

                  (viii) the Sellers shall have performed in all material respects their obligations under this Agreement required to be performed by the Sellers at or prior to the Measurement Date; and

            (b) prior to the Closing Date:

                  (i) the Sellers shall have performed in all material  respects their obligations under Section 1.01, Section 2.01, Section 2.02(a) (other than Section 2.02(a)(iii) and provided that the deliveries required by Sections 2.02(a)(iv) and 2.02(a)(v) shall be reasonable), Section 5.01 (to the extent it materially impairs the rights of the Purchaser under the Agreement), Section 5.18 and
            Section 5.19 required to be performed by the Sellers at or prior to the Closing Date;

                  (ii) from the Measurement  Date, there shall not have occurred any change that would have a Material Adverse Effect;

                  (iii) upon consummation of the transactions contemplated hereby, the Purchaser will have acquired good title in and to, or a valid leasehold interest in, as applicable, each of the Acquired Assets, free and clear of all Liens (as contemplated by the
            Confirmation Order) other than Liens related to the Assumed Liabilities and Permitted Exceptions; and

                  (iv) the Confirmation  Order, in a form reasonably  acceptable to the Purchaser, shall have been entered by the Bankruptcy Court and shall have become a final order, and such order shall not have been stayed, modified, reversed or amended in any manner adverse to the Purchaser, and the Sellers shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Acquired Assets and to consummate the transactions contemplated by this Agreement, and the Purchaser shall have received evidence thereof reasonably satisfactory to the Purchaser and its counsel (it being understood that the Confirmation Order will be "reasonably acceptable" to the Purchaser if the Confirmation Order contains the provisions described by the Bankruptcy Court at the hearing with respect to the Chapter 11 Cases on December 13,
            2001).

                                   ARTICLE 7.
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.01 Termination. This Agreement may be terminated:

                  (i) by  mutual  written  agreement  of  the  Sellers  and  the
            Purchaser prior to the Measurement Date;

                  (ii) at any time before the Closing,  by the  Purchaser if any of the conditions set forth in Section 6.01 or Section 6.03 shall have become incapable of fulfillment or cure and shall not have been waived by the Purchaser, provided that the Purchaser is not then in breach of this Agreement;

                  (iii) at any time before the Closing, by the Sellers if any of the conditions set forth in Section 6.01 or Section 6.02 shall have become incapable of fulfillment or cure and shall not have been waived by the Sellers, provided that the Sellers are not then in breach of this Agreement;

                  (iv) at any time after  January 14, 2002,  by the Purchaser if the Closing fails to occur on or before such date, unless such failure is due to the action or inaction of the Purchaser;

                  (v) at any time after January 14, 2002, by the Purchaser if by such date the Confirmation Order has not been entered;

                  (vi) prior to the  Measurement  Date,  by the Purchaser in the event of a material breach of the covenants contained in Section 5.15; and

                  (vii) at any time prior to the Schedule  Approval  Time by the
            Purchaser as a result of the Purchaser's dissatisfaction, in its sole discretion, with the Disclosure Schedules to be delivered by the Sellers pursuant to this Agreement.

      SECTION 7.02 Effect of Termination(a) . If this Agreement is terminated under Section 7.01, written notice thereof will forthwith be given to the other party and this Agreement will thereafter become void and have no further force and effect and, except for those provisions that expressly survive the termination of this Agreement, all further obligations of the Sellers and the Purchaser to each other under this Agreement will terminate without further obligation or liability of the Sellers or the Purchaser to the others, except that each party will return all documents, workpapers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all confidential information received by any party to this Agreement with respect to the business of any other party will be treated in accordance with the confidentiality agreement between Gores Technology Group and Sellers.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

      SECTION 8.01 Survival of Representations, Warranties. No representations or warranties in this Agreement shall survive beyond the Closing Date.

      SECTION 8.02 Transfer Taxes. The Sellers shall seek an order approving this Agreement which provides that (a) in accordance with section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code shall not be taxed under any law imposing a stamp tax or similar tax, and (b) the instruments transferring the Acquired Assets to the Purchaser shall contain the following endorsement (if permitted by applicable law):

      "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of _____________ relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss. 1146(c)."

In the event transfer Taxes are required to be paid in order to consummate the transactions hereunder, or in the event any such Taxes are assessed at any time thereafter, such transfer Taxes (including any interest, penalties or other additions thereon) incurred as a result of the transactions contemplated hereby shall be paid by the Sellers. In the event sales, use or other similar Taxes are assessed at Closing or at any time thereafter on the transfer of any of the Acquired Assets, such Taxes (including any interest, penalties or other additions thereon) incurred as a result of the transactions contemplated hereby shall be paid by the Sellers. The Purchaser and the Sellers shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

      SECTION 8.03 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three (3) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

      (a) If to the Purchaser or to Applicon, to

          Elcotel Acquisition Corporation
          10877 Wilshire Blvd., Suite 1805
          Los Angeles, California 90024
          Telecopy:     310-209-3310
          Attention:    General Counsel

      and

          Applicon, Inc.
          6260 Lookout Road
          Boulder, Colorado 80301
          Telecopy:     303-531-3200
          Attention:    Chief Financial Officer

      with the copy (which shall not constitute notice) to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California 90071-2007
          Telecopy:     213-891-8763
          Attention:    Robert A. Klyman, Esq.

      (b) If to the Sellers, to:

          Elcotel Inc.
          6428 Parkland Drive
          Sarasota, Florida 34243
          Telecopy:     (941) 751-4716
          Attention:    William H. Thompson

      with the copy (which shall not constitute notice) to:

          White & Case LLP
          200 South Biscayne Blvd., Suite 4900
          Miami, Florida 33131
          Telecopy:     (305) 358-5744
          Attention:    Frank L. Eaton, Esq.

      and

      (c) If to the Bank, to:

          Bank of America, N.A.
          100 North Tampa Street, Suite 1700
          Tampa, Florida 33602
          Telecopy:
          Attention:    Joseph Martens

      with the copy (which shall not constitute notice) to:

          Foley & Lardner
          100 North Tampa Street, Suite 2700
          Tampa, Florida 33131
          Telecopy:     (813) 221-4210
          Attention:    Mark J. Wolfson, Esq.

      SECTION 8.04 Descriptive Headings; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "$" or dollars shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

      SECTION 8.05 Entire Agreement, Assignment. This Agreement (including the Exhibits, and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them (including that certain letter of intent dated as of November 9, 2001 between Gores Technology Group and Elcotel, Inc., with respect to the subject matter hereof). The Sellers and the Purchaser acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby, they have not relied upon any statements, promises or representations, written or oral, express or implied, other than those explicitly set forth in this Agreement. In furtherance and not in limitation of the foregoing, the Purchaser acknowledges that the Sellers have not made any representations or warranties, of any kind, either express or implied, except as expressly set forth in this Agreement. THE PURCHASER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY THE SELLERS ARE IN LIEU OF, AND THE PURCHASER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. This Agreement shall not be assigned by operation of law or otherwise; provided, however that Purchaser may assign all or part of its rights or obligations under this Agreement to one of its wholly-owned subsidiaries so long as Purchaser remains liable for its obligations hereunder.

      SECTION 8.06 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction. The Purchaser and Sellers irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for all matters arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

      SECTION 8.07 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

      SECTION 8.08 Amendment. This Agreement and the Exhibits and Schedules hereto may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

      SECTION 8.09 Waiver. At any time prior to the Measurement Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      SECTION 8.10 Counterparts; Effectiveness. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

      SECTION 8.11 Severability; Validity; Parties of Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                                   ARTICLE 9.
                                   DEFINITIONS

      SECTION 9.01 Defined Terms. As used herein (including the Schedules hereto), the terms below shall have the following meanings.

            "Accountants" has the meaning set forth in Section 2.03(d).

            "Acquired Assets" means the Assigned Assets, the Assumed Rights and the Intellectual Property.

            "Acquired  Intellectual  Property"  has the  meaning  set  forth  in
      Section 1.01(c).

            "Adjustment Hold-Back" has the meaning set forth in Section 1.06(a).

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

            "Agreement" has the meaning set forth in the Preamble.

            "Allocation" has the meaning set forth in Section 1.06(b).

            "Applicon" has the meaning set forth in the Preamble.

            "A/R Aging Report" has the meaning set forth in Section 3.14.

            "Assigned Assets" has the meaning set forth in Section 1.01(a).

            "Assumed Liabilities" has the meaning set forth in Section 1.04.

            "Assumed Rights" has the meaning set forth in Section 1.01(b).

            "Bank" has the meaning set forth in Section 6.01(b).

            "Bankruptcy Code" has the meaning set forth in the Recitals.

            "Bankruptcy Court" has the meaning set forth in the Recitals.

            "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedures, as amended.

            "Benefit   Arrangements"  has  the  meaning  set  forth  in  Section
      5.05(b)(i).

            "Bill of Sale" has the meaning set forth in Section 2.02(a)(ii).

            "book value" means the book value, net of appropriate valuation reserves, determined in accordance with GAAP.

            "Business" has the meaning set forth in Section 1.01(a)(iv).

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

            "Chapter 11 Case" has the meaning set forth in the Recitals.

            "Closing" has the meaning set forth in Section 2.01.

            "Closing Date" has the meaning set forth in Section 2.01.

            "Closing Payment Statement" has the meaning set forth in Section 2.03(a).

            "Closing  Payment  Statement  Date"  has the  meaning  set  forth in
      Section 2.03(a).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Confidential Information" has the meaning set forth in Section 5.03(a).

            "Confirmation   Order"  has  the   meaning   set  forth  in  Section
      5.9(b)(ii).

            "Conveyance   Documents"  has  the  meaning  set  forth  in  Section
      2.02(a)(i).

            "Cure Costs" has the meaning set forth in Section 1.03.

            "Debtors" has the meaning set forth in the Preamble.

            "Deferred Revenues" has the meaning set forth in Section 2.03(a).

            "Designated Chapter 11 Costs" means all out of pocket fees and expenses incurred or owed in connection with the administration of the Chapter 11 Case including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by the Sellers, the Creditors' Committee, or the prepetition lenders incurred or owed in connection with the administration of the Chapter 11 Case (but specifically excluding ordinary course professionals as authorized by the Bankruptcy Court), and all out of pocket expenses of the Sellers in connection with the transactions contemplated under this Agreement.

            "Disclosure Schedules" has the meaning set forth in Section 5.17.

            "Disclosure Statement" has the meaning set forth in Section 3.23.

            "Effective Time" has the meaning set forth in Section 1.01(a)(i).

            "Employee Plans" has the meaning set forth in Section 5.05(b)(i).

            "Employee Schedule" has the meaning set forth in Section 3.18.

            "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any governmental authority or other third party, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

            "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the Business.

            "Excess Liabilities" has the meaning set forth in Section 2.03(a).

            "Excluded Assets" has the meaning set forth in Section 1.02.

            "Excluded Contracts" has the meaning set forth Section 1.01(b).

            "Excluded Liabilities" has the meaning set forth in Section 1.05.

            "Excluded Liability Total" has the meaning set forth in Section 2.03(a).

            "Final  Purchase  Price  Adjustment"  has the  meaning  set forth in
      Section 2.03(e).

            "Fixed Assets" has the meaning set forth in Section 2.03(a).

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Entity" has the meaning set forth in Section 3.08.

            "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

            "including" shall always be read as "including without limitation."

            "Intellectual Property" means all trademarks, service marks, trade names, logos, domain names, computer software, mask work, invention, patent, trade secret, copyright, Internet, technology, processes, inventions, proprietary data, formulae, research and development data, computer software programs, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case, that are used in the conduct of the Business.

            "Inventory" means all of Sellers' inventory held for resale and all of Sellers' raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

            "IP  License  Agreements"  has the  meaning  set  forth  in  Section
      3.07(b).

            "knowledge" or known means, with respect to Sellers, the actual knowledge, after reasonable investigation of any executive officers.

            "Leased Properties" has the meaning set forth in Section 3.04(d).

            "Leases" means the Sellers' material real property leases to which the Sellers are a party related to the operation of the Business.

            "Lien" has the meaning set forth in Section 3.04(a).

            "mass layoff" has the meaning set forth in Section 3.21(b).

            "Material Adverse Effect" means any event, condition or matter in respect of the operation of the Business, the Acquired Assets and the Assumed Liabilities that in the aggregate will result in or have a material adverse effect on the Acquired Assets, the Assumed Liabilities, or the ability of Purchaser to operate the Business after the Closing.

            "Material Contracts" has the meaning set forth in Section 3.06(a).

            "Measurement Date" means December 31, 2001.

            "Monthly Reports" has the meaning set forth in Section 3.20.

            "Non-Retained  Employees"  has the  meaning  set  forth  in  Section
      5.05(c).

            "Operating Reports" has the meaning set forth in Section 3.20.

            "Ordinary Course Receivables" has the meaning set forth in Section 2.03(a).

            "Permits" means any permit, license or authorization issued, granted or given or otherwise made available by any Governmental Entity.

            "Permitted Exceptions" means imperfections of title, restrictions or encumbrances, if any, that (a) cannot be released or cured under the Bankruptcy Code pursuant to a sale of assets under Sections 363 or 365 of the Bankruptcy Code and that either (i) would not involve material costs to correct or remove or (ii) do not materially impair the use and operation of such asset in the Business as currently conducted or (b) are caused solely by Purchaser.

            "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Petition Date" has the meaning set forth in the Recitals.

            "Plan" has the meaning set forth in the Recitals.

            "plant closing" has the meaning set forth in Section 3.21(b).

            "Post-Closing Tax Period" means any tax period beginning after the Measurement Date and that portion of a Straddle Period beginning after the Measurement Date.

            "Pre-Closing Tax Period" means any tax period ending on or before the Measurement Date and the portion of any Straddle Period ending on the Measurement Date.

            "Prepaids" has the meaning set forth in Section 1.01(a)(vi).

            "Principal Clients" has the meaning set forth in Section 3.17.

            "Purchase Price" has the meaning set forth in Section 1.06(a).

            "Purchaser" has the meaning set forth in the Preamble.

            "Purchaser's Health Plans" has the meaning set forth in Section 5.05(e).

            "Real Property" has the meaning set forth in Section 3.04(b).

            "Receivables" has the meaning set forth in Section 1.01(a)(ii).

            "Representative" has the meaning set forth in Section 5.18(b)(iii)

            "Retention Bonuses" has the meaning set forth in Section 1.05(b).

            "Sarasota Property" has the meaning set forth in Section 5.19.

            "Schedule  Approval  Time"  has the  meaning  set  forth in  Section
      1.01(a).

            "SEC" has the meaning set forth in Section 1.05(f).

            "Sellers" has the meaning set forth in the Preamble.

            "Straddle Period" means any taxable period beginning before and ending after the Measurement Date.

            "Supplier" has the meaning set forth in Section 3.17.

            "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Transferred Employees" has the meaning set forth in Section 5.05(c)(ii).

            "Transition   Account"   has  the   meaning  set  forth  in  Section
      5.18(b)(ii).

            "Transition Budget" has the meaning set forth in Section 5.18(b)(i).

            "Transition Period" has the meaning set forth in Section 5.18(a).

            "Transition Operation Expenses" has the meaning set forth in Section 5.18(d).

            "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

            "Warranties" has the meaning set forth in Section 2.03(a).

                                  ARTICLE 10.
                                   TAX MATTERS

      SECTION 10.01 Transfer Taxes. The responsibility for paying all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees
(including  any  penalties,  interest  and  additions  to Taxes)  (collectively,
"Transfer Taxes") incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the Sellers.

      SECTION 10.02 Allocation of Taxes Among Acquired Assets.

            (a) The Purchaser and the Sellers agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by the Purchaser or the Sellers, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of the Purchaser and the Sellers shall retain all books and records with respect to Taxes pertaining to the Acquired Assets for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least 10 days prior written notice before transferring, destroying or discarding any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. The Purchaser and the Sellers shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Acquired Assets. The Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (b) To the extent not allocated in this Agreement, the Sellers shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Acquired Assets attributable to the Pre-Closing Period. All such Taxes levied with respect to the Acquired Assets for the Straddle Period (collectively, the "Apportioned Obligations") shall be apportioned between the Purchaser and the Sellers based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period included in the Post-Closing Tax Period. The Sellers shall be liable for the proportionate amount of such Taxes attributable to the Acquired Assets that is attributable to the Pre-Closing Tax Period, and the Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for such Taxes relating to the Acquired Assets, the Purchaser and the Sellers shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 10.02 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within fifteen (15) days after delivery of such statement. In the event that the Purchaser or the Sellers shall make any payment for which it is entitled to reimbursement under this Section 10.02, the applicable party shall make such reimbursement promptly but in no event later than fifteen (15) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Notwithstanding the foregoing, the Purchaser shall not be liable for (i) any Taxes of the Sellers levied with respect to the Acquired Assets attributable to periods (or portions of periods) ending on or before the Measurement Date, or (ii) any other Taxes of the Sellers for any periods.

      SECTION 10.03 Withholding Exemption. The Sellers shall deliver to the Purchaser at the Closing all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

      [Remainder of page intentionally blank; next page is signature page]

      IN WITNESS WHEREOF, the Sellers, Applicon and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                    ELCOTEL ACQUISITION CORPORATION, a
                                    Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    APPLICON, INC., a Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    ELCOTEL, INC., a Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    ELCOTEL DIRECT, INC., a Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


                                    TECHNOLOGY SERVICE GROUP, INC., a
                                    Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    INTERNATIONAL SERVICE TECHNOLOGIES, INC., a Delaware corporation

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    EXHIBIT A

                                  BILL OF SALE

                                    EXHIBIT B

                        CONSENT OF BANK OF AMERICA, N.A.